FILED: 10/26/2000

NEVADA SECRETARY OF STATE

ARTICLES OF INCORPORATION

OF

MyOffiz, Inc.

1.  Name of Company:

MyOffiz, Inc.

2.  Resident Agent:

The resident agent of the Company is:

GoPublicToday.com, Inc.

1701 Valmora Street

Las Vegas, Nevada 89102

3.  Board of Directors:

The  Company shall initially have one director (1)  who is  Michael  Chang  Ah Meng whose address  is  1701  Valmora Street Las Vegas, NV  89102. This individual shall serve  as director  until  their  successor or  successors  have  been elected  and  qualified.  The number  of  directors  may  be increased or decreased by a duly adopted amendment to the By-Laws of the Corporation.

4.  Authorized Shares:

The  aggregate  number of shares which the  corporation shall  have  authority to issue shall consist of  20,000,000 shares  of  Common  Stock  having a  $.001  par  value,  and 5,000,000  shares  of Preferred Stock  having  a  $.001  par value.  The Common and/or Preferred Stock of the Company may be  issued from time to time without prior approval  by  the stockholders.   The  Common and/or Preferred  Stock  may  be issued  for such consideration as may be fixed from time  to time by the Board of Directors.  The Board of Directors  may issue such share of Common and/or Preferred Stock in one  or more   series,   with  such  voting  powers,   designations, preferences  and  rights or qualifications,  limitations  or restrictions thereof as shall be stated in the resolution or resolutions.

5.  Preemptive Rights and Assessment of Shares:

Holders  of  Common  Stock or Preferred  Stock  of  the corporation shall not have any preference, preemptive  right or   right  of  subscription  to  acquire  shares   of   the corporation   authorized,  issued,  or  sold,   or   to   be authorized, issued or sold, or to any obligations or  shares authorized  or  issued or to be authorized  or  issued,  and convertible into shares of the corporation, nor to any right of  subscription thereto, other than to the extent, if  any, the Board of Directors in its sole discretion, may determine from time to time.

The  Common Stock of the Corporation, after the  amount of  the subscription price has been fully paid in, in money, property  or  services,  as the directors  shall  determine, shall not be subject to assessment to pays the debts of  the corporation, nor for any other purpose, and no Common  Stock issued  as  fully paid shall ever be assessable or assessed, and  the  Articles of Incorporation shall not be amended  to provide for such assessment.

6.  Directors' and Officers' Liability

A  director or officer of the corporation shall not  be personally  liable to this corporation or  its  stockholders for  damages  for breach of fiduciary duty as a director  or officer,  but this Article shall not eliminate or limit  the liability of a director or officer for (i) acts or omissions which  involve intentional misconduct, fraud  or  a  knowing violation  of  the  law  or  (ii) the  unlawful  payment  of dividends.   Any repeal or modification of this  Article  by stockholders  of the corporation shall be prospective  only, and  shall  not  adversely  affect  any  limitation  on  the personal  liability  of  a  director  or  officer   of   the corporation  for acts or omissions prior to such  repeal  or modification.

7.  Indemnity

Every person who was or is a party to, or is threatened to  be  made a party to, or is involved in any such  action, suit  or proceeding, whether civil, criminal, administrative or  investigative, by the reason of the fact that he or she, or  a  person with whom he or she is a legal representative, is  or  was a director of the corporation, or who is serving at  the  request of the corporation as a director or officer of  another  corporation,  or  is  a  representative  in   a partnership, joint venture, trust or other enterprise, shall be  indemnified  and  held harmless to  the  fullest  extent legally  permissible under the laws of the State  of  Nevada from  time to time against all expenses, liability and  loss (including  attorneys' fees, judgments, fines,  and  amounts paid  or to be paid in a settlement) reasonably incurred  or suffered by him or her in connection therewith.  Such  right of  indemnification shall be a contract right which  may  be enforced in any manner desired by such person.  The expenses of officers and directors incurred in defending a civil suit or  proceeding must be paid by the corporation  as  incurred and in advance of the final disposition of the action, suit, or  proceeding,  under receipt of an undertaking  by  or  on behalf of the director or officer to repay the amount if  it is   ultimately   determined  by  a   court   of   competent jurisdiction  that  he  or  she  is  not  entitled   to   be indemnified   by   the   corporation.    Such    right    of indemnification shall not be exclusive of any other right of such  directors,  officers or representatives  may  have  or hereafter  acquire, and, without limiting the generality  of such  statement, they shall be entitled to their  respective rights  of indemnification under any bylaw, agreement,  vote of  stockholders, provision of law, or otherwise, as well as their rights under this article.

Without limiting the application of the foregoing,  the Board  of  Directors may adopt By-Laws  from  time  to  time without respect to indemnification, to provide at all  times the  fullest  indemnification permitted by the laws  of  the State  of  Nevada, and may cause the corporation to purchase or  maintain insurance on behalf of any person who is or was a director or officer.

8.  Amendments

Subject  at  all  times  to the express  provisions  of Section  5  on  the  Assessment of Shares, this  corporation reserves  the right to amend, alter, change, or  repeal  any provision  contained in these Articles of  Incorporation  or its  By-Laws,  in the manner now or hereafter prescribed  by statute  or  the Articles of Incorporation or said  By-Laws, and  all  rights  conferred  upon shareholders  are  granted subject to this reservation.

9.  Power of Directors

In  furtherance, and not in limitation of those  powers conferred  by  statute, the Board of Directors is  expressly authorized:

(a)

Subject to the By-Laws, if any, adopted by the shareholders, to make, alter or repeal the By-Laws of the corporation;

(b)

To  authorize and caused to be executed  mortgages and  liens,  with or without limitations as to amount,  upon the real and personal property of the corporation;

(c)

To authorize the guaranty by the corporation of the securities,  evidences of indebtedness  and  obligations  of other persons, corporations or business entities;

(d)

To  set apart out of any funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve;

(e)

By resolution adopted by the majority of the whole board, to designate one or more committees to consist of one or more directors of the of the corporation, which, to the extent provided on the resolution or  in  the By-Laws of the corporation, shall have  and  may exercise  the  powers  of  the Board  of  Directors  in  the management  of  the  affairs of  the  corporation,  and  may authorize the seal of the corporation to be affixed  to  all papers  which may require it.  Such committee or  committees shall have name and names as may be stated in the By-Laws of the corporation or as may be determined from time to time by resolution adopted by the Board of  Directors.

All  the  corporate powers of the corporation shall  be exercised  by  the  Board of Directors except  as  otherwise herein or in the By-Laws or by law.

IN  WITNESS  WHEREOF,  I hereunder  set  my  hand  this Thursday,  October 26, 2000 hereby declaring and  certifying that the facts stated hereinabove are true.

Signature of Incorporator

Name:                 Stephen Brock

Address:             1701 Valmora Street

                            Las Vegas, Nevada 89102

Signature:  /s/Stephen Brock

Certificate of Acceptance of Appointment as Resident Agent:

I, Stephen Brock, as the President of GoPublicToday.com, Inc.(GPT), hereby accept appointment of GPT as the resident agent for the above referenced company.

Signature:  /s/Stephen Brock

Stephen Brock for GPT

FILED: 11/16/2004

NEVADA SECRETARY OF STATE

Certificate of Amendment (PURSUANT TO NRS 78.385 and 78.390)

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

MYOFFIZ, INC.

2. The articles have been amended as follows (provide article numbers, if available):

Article 1. Name of Corporation: PUBLIC COMPANY MANAGEMENT CORPORATION

Article 4. Authorized Shares:

The aggregate number of shares which the corporation shall have authority to issue shall consist of 50,000,000 shares of  Common Stock having a $.001 par value, and 5,000,000 shares of Preferred Stock having a $.001 par value.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the *

articles of incorporation have voted in favor of the amendment is: 77%

4. Effective date of filing (optional):

11/16/04

5. Officer Signature (required):

/s/ Stephen Brock